UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

City National Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following e-mail was sent to all City National Employees on April 9, 2013:

Subject:  City National Corporation Proxy Voting Reminder

Dear Colleagues:

For those of you who own City National Corporation (“CNC”) shares, either individually or through your 401(k)/Profit Sharing Plan account, we would like to remind you to vote your proxy prior to the Annual Meeting of Shareholders on April 17, 2013.

Please note that if you hold your shares through your 401(k)/Profit Sharing Plan account, your deadline for voting is 5:00 p.m. Pacific time on April 12, 2013.  If you own your shares individually, please vote your shares no later than 11:00 p.m. Pacific time on April 16, 2013.

By now, you should have received your voting materials, including your proxy card.  You have three options for voting:

•                  Mail:  Fill out the proxy card and mail it in the envelope provided with the card.

•                  Telephone:  Call 1-800-652-8683 and follow the prompts provided by the recorded message.

•                  Online:  Go to www.investorvote.com/cyn and follow the instructions.

If you receive more than one set of proxy materials, it means that your shares are held in more than one account.  Use the control numbers provided on each proxy card to ensure that all of your shares are voted.

Thank you for your attention to this important matter.

Corinna Cherian
Vice President and SEC Counsel

City National Bank
555 South Flower Street, Eighteenth Floor, Los Angeles, CA 90071

Tel: 213.673.9511 | Cell: 213.379.0488

Corinna.Cherian@cnb.com

Visit us at www.cnb.com